Exhibit 99.2

ADEX MEDIA, INC.
883 N. Shoreline Boulevard, Suite A-200
Mountain View, California 94043

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

June 12, 2009

To the Stockholders of AdEx Media, Inc.:

NOTICE IS HEREBY GIVEN, pursuant to Section 228 of the General Corporation Law of the State of Delaware, that on June 9, 2009 the holders of at least a majority of the issued and outstanding shares of common stock of AdEx Media, Inc., a Delaware corporation (the “Company”) acted by written consent, without a meeting of the stockholders to approve the filing of the First Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in order to expressly enumerate the powers of the Board of Directors with respect to its authority to issue shares of preferred stock in series, establish the number of shares to be included in each series, and fix the designations, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions thereof.  YOUR CONSENT IS NOT REQUIRED AND IS NOT BEING SOLICITED IN CONNECTION WITH THIS ACTION. Pursuant to Section 228 of the General Corporation Law of the State of Delaware, you are hereby being provided with notice of the approval by written consent of at least a majority of the Company’s issued and outstanding common stock of the foregoing actions.  Attached hereto as Exhibit A is a copy of the First Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware.

By order of the Board of Directors
/s/ Scott Rewick
Scott Rewick
Chief Executive Officer and Director

/s/ Ed Roffman
Ed Roffman
Director

/s/ Ed Bernstein
Ed Bernstein
Director